UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 18, 2011

Proper Power and Energy, Inc.

(Exact name of Registrant as specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-52258

(Commission File Number)

59-3681572

(IRS Employer Identification No.)

405 South Dale Mabry Highway #360, Tampa, Florida 33609

(Address of Principal Executive Offices and Zip Code)

(904) 371-2445

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02  Election of Directors; Appointment of Certain Officers.

On January 18, 2011, Andrew J. Kacic was appointed as President for the Company.  The background information for Mr. Kacic is set forth below.

Andrew J. Kacic, President

Andrew J. Kacic is 63 years of age.  A seasoned expert in primary and secondary finance strategies, capital management and corporate organization, Mr. Kacic brings more than 34 years of progressive experience as a chief executive in investment banking and insurance services, public securities, automotive and oil and gas markets. From 1986 through the present date, Mr. Kacic has been the President of Advisory Services, Inc., a corporate consulting firm, where his responsibilities included procuring new clients and consulting them as needed. From 2004 thru 2011, Mr. Kacic served as President of Hunter Resources, Inc. (“HRI”), an oil and gas Production Company with operations in the Appalachian Basin. From 2003 till 2009 Mr. Kacic was co-manager of River Walk, LLC, a company that was a developer of luxury townhomes. None of the aforementioned entities are a parent, subsidiary or affiliate of the Company. Mr. Kacic received his BBA (business administration) from Cleveland State University. Mr. Kacic does not have a family relationship with any of the other officers or directors of the Company. Mr. Kacic is not an officer or director of any other public company.

Mr. Kacic was the President of Hunter Resources, Inc. until January 2011 and owns one-third of the equity ownership interests in such company. In 2010 our Company entered into an assignment agreement with HRI to acquire a lease to an oil and gas property in Kentucky (the “Burns Lease”).  The value of the transaction is approximately $130,000 and Mr. Kacic’s interest in the transaction is approximately $43,333 based upon his equity ownership in HRI. We also are in the process of negotiating an agreement with HRI for it to manage operations at the Burns Lease site. Our projected cost for the proposed operations agreement is approximately $2,000 per month. Mr. Kacic’s son, Jordan A. Kacic is the President of HRI. Mr. Kacic will retain a board of director seat with HRI as well as his minority shareholder interest in HRI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 18, 2011

PROPER POWER AND ENERGY, INC.

/s/: Joseph E. Abdo

Joseph E. Abdo, Chief Executive Officer,

Chief Financial Officer